April 14, 2004

         RE:      Post-Effective Amendment No. 18 to Registration Statement on Form N-4 filed by
                  American Skandia Life Assurance Corporation, Depositor, and American Skandia
                  Life Assurance Corporation Variable Account E, Registrant
                  Securities Act Registration No. 33-47976
                  Investment Company Act Registration No. 811-7260

Dear Sir/Madam:

I have acted as Counsel to American  Skandia Life Assurance  Corporation  (the  "Company"),  a Connecticut  insurance  company,  and
American  Skandia  Life  Assurance  Corporation  Variable  Account E (the  "Account")  in  connection  with the  registration  of an indefinite  amount of securities in the form of variable  annuity  contracts  (the  "Contracts")  with the  Securities  and Exchange
Commission under the Securities Act of 1933, as amended.

I have examined or caused to be examined such documents  (including the Form N-4  registration  statement) and reviewed or caused to be reviewed such questions of law as I considered  necessary and appropriate,  and on the basis of such  examination and review,  it is my opinion that:

1.       The Company is a corporation  duly organized and validly  existing as a stock life insurance  company under the laws of the
     State of Connecticut and is duly authorized by the Insurance Department of the State of Connecticut to issue the Contracts.
2.       The Account is a duly authorized and existing  separate account  established  pursuant to the provisions of Section 38a-433 of the Connecticut Statutes.
3.       To the extent so provided  under the  Contracts,  that portion of the assets of the Account equal to the reserves and other contract  liabilities  with respect to the Account will not be chargeable  with  liabilities  arising out of any other business that the Company may conduct.
4.       The Contracts,  when issued as contemplated by the Form N-4 Registration  Statement,  will constitute legal, validly issued and binding obligations of the Company.

I hereby  consent to the filing of this  opinion as an exhibit to the Form N-4  registration  statement  for the  Contracts  and the
Account.

                                                     Sincerely yours,

                                                     /s/ Robin Wagner

                                                     Robin Wagner
                                                     Vice President and Corporate Counsel
                                                     Prudential Life Insurance Company